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                                                                  Exhibit 1.1

                          RURAL CELLULAR CORPORATION
                          (a Minnesota corporation)


                              110,000 shares of


                   ___% Junior Exchangeable Preferred Stock


                              25,000 shares of


                 11 3/8% Senior Exchangeable Preferred Stock


                            UNDERWRITING AGREEMENT


                              February __, 2000


TD Securities (USA) Inc.
First Union Securities, Inc.
_______________, as Qualified Independent Underwriter
  c/o TD Securities (USA) Inc.
31 West 52nd Street
New York, New York 10019-6101

Ladies and Gentlemen:


          Rural Cellular Corporation, a Minnesota corporation (the "ISSUER"), proposes to issue and sell (i) 110,000 shares of ____% Junior Exchangeable Preferred Stock (the "JUNIOR STOCK") and (ii) 25,000 shares of 11 3/8% Senior Exchangeable Preferred Stock (the "SENIOR STOCK" and, together with the Junior Stock, the "PREFERRED SECURITIES") to TD Securities (USA) Inc. ("TD SECURITIES") and First Union Securities, Inc. ("FIRST UNION" and, together with TD Securities, the "UNDERWRITERS"). The Junior Stock is to be issued pursuant to a certificate of designation of the Issuer with respect to such stock (the "JUNIOR COD"), and the Senior Stock is to be issued pursuant to a certificate of designation of the issuer with respect to such stock (the "SENIOR COD").

          Subject to certain conditions, the Junior Stock and the Senior Stock are exchangeable in whole, but not in part, at the option of the Issuer, for (i) in the case of the Junior Stock, the Issuer's __% exchange debentures due 2011 (including additional debentures payable in lieu of cash interest, the "JUNIOR EXCHANGE DEBENTURES") and (ii) in the case of the Senior Stock, the Issuer's 11 3/8% exchange debentures due 2010 (including additional debentures payable in lieu of cash interest, the "SENIOR EXCHANGE DEBENTURES" and, together with the Junior Exchange Debentures, the "EXCHANGE DEBENTURES"). The Junior Exchange Debentures


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will be issued pursuant to an indenture (the "JUNIOR INDENTURE"), which will be entered into at the time of issuance thereof between the Issuer and Norwest Bank Minnesota, National Association or such other corporate trustee as the Issuer may select as trustee (the "JUNIOR TRUSTEE"). The Senior Exchange Debentures will be issued pursuant to an indenture (the "SENIOR INDENTURE" and, together with the Junior Indenture, the "EXCHANGE INDENTURES"), which will be entered into at the time of issuance thereof between the Issuer and Norwest Bank Minnesota, National Association or such other corporate trustee as the Issuer may select (the "SENIOR TRUSTEE").

          Pursuant to an escrow agreement to be dated the Closing Time (as defined in Section 3(b)) and substantially in the form of EXHIBIT B hereto (the "ESCROW AGREEMENT"), the Issuer shall transfer to the "ESCROW AGENT" (as defined in the Escrow Agreement), for the benefit of the holders of the Junior Stock, the "Escrowed Property" (as defined in the Escrow Agreement), which shall be used to provide partial payment of the Issuer's obligation to redeem (the "JUNIOR STOCK SPECIAL REDEMPTION") on or prior to July 15, 2000 (the "SPECIAL REDEMPTION DATE") 100% of the Junior Stock at 101% of its aggregate liquidation preference, plus accumulated and unpaid dividends, in the event the Triton Acquisition (as defined below) is not completed by June 30, 2000; PROVIDED that in the event the Triton Acquisition is not consummated by June 30, 2000 (or such later date to which the holders of Junior Stock have consented pursuant to the terms of the Junior COD) solely as a result of the failure of any person to receive any necessary consent, approval, order or authorization of any governmental authority, the Special Redemption Date shall be October 15, 2000 (or such later date to which the holders of Junior Stock have consented pursuant to the terms of the Junior COD). The Preferred Securities, together with any Exchange Debentures issued in exchange for any Preferred Securities, are referred to herein as the "SECURITIES." The Securities, the Exchange Indentures, the Escrow Agreement and the Certificates of Designation are more fully described in the Prospectus (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Prospectus.

     Section 1. REGISTRATION STATEMENT AND PROSPECTUS. The Issuer has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form S-3, including a prospectus, relating to the Preferred Securities. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of any Preferred Securities is hereinafter referred to as the "PROSPECTUS". If the Issuer has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering any additional Preferred Securities (a "RULE 462(b) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

          As soon as practicable following the Closing Time, the Issuer expects to consummate its purchase of specified assets and a subsidiary of Triton Cellular Partners, L.P. and certain of its affiliates (the "TRITON ACQUISITION"); PROVIDED, that consummation of the


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Triton Acquisition is subject to (A) Federal Communications Commission (the
"FCC") consent to the assignment of the licenses being transferred and (B) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT").

          The Issuer has an existing credit facility pursuant to a certain Amended and Restated Loan Agreement, dated as of July 1, 1998 by and among the Issuer, as borrower, TD Securities, as arranging agent, and the Lenders listed on the signature page of the Loan Agreement (as amended to date, the "EXISTING CREDIT FACILITY"). In connection with the transactions contemplated hereby and the Triton Acquisition, the Issuer (i) intends to enter into amendments to its Existing Credit Facility, (ii) has received a commitment pursuant to which an affiliate of TD Securities would provide financing under a new credit facility (the "NEW CREDIT FACILITY" and, together with the Existing Credit Facility, the "CREDIT FACILITIES"), (iii) has received a commitment from an affiliate of TD Securities and two other investors to purchase up to $200 million of the Issuer's redeemable convertible preferred stock (the "CONVERTIBLE PREFERRED") and (iv) intends to offer 2,390,000 shares of its Class A Common Stock, par value $.01 per share, all as described in the Prospectus.

          This Agreement, the Certificates of Designation, the Preferred Securities, the Exchange Indenture, the Exchange Debentures and the Escrow Agreement are sometimes collectively referred to herein as the "TRANSACTION DOCUMENTS."

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. (a) The Issuer represents and warrants to and agrees with the Underwriters as of the date hereof and as of the Closing Time as follows:

          (i) REGISTRATION STATEMENT AND PROSPECTUS. (A) EFFECTIVENESS. The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Issuer after the effectiveness of this Agreement) has become effective; any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (B) GENERAL. (1) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Issuer after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Issuer after the effectiveness of this Agreement), the preliminary prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, (3) if the Issuer is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (i) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii)

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     will comply in all material respects with the Securities Act and (4) the
     Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties set forth in this paragraph do not apply to untrue statements or omissions made in reliance upon and in conformity with information relating to any underwriter furnished in writing to the Issuer by such Underwriter expressly for use in the Registration Statement and Prospectus.

          (C) PROSPECTUS. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to untrue statements or omissions made in reliance or upon and in conformity with information furnished by the Underwriters through TD Securities expressly for use therein.

          (D) REASONABLE INQUIRIES. All reasonable inquiries have been made to ascertain such facts and to verify the accuracy of all information and statements set forth in and any opinions and intentions expressed in the Registration Statement and/or Prospectus with respect to the Issuer and its Subsidiaries are honestly held and are based on reasonable assumptions; except that this representation and warranty does not apply to untrue statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Issuer by such Underwriter expressly for use in the Registration Statement and Prospectus.

          (E) ELIGIBILITY. The Issuer meets the general eligibility requirements for use of a registration statement on Form S-3 under the Securities Act.

          (F) DOCUMENTS. There are no documents required to be filed with the Commission as an exhibit to the Registration Statement that have not been filed and delivered to TD Securities. There are no contracts or documents of a character that are required to be described in the Prospectus and the Registration Statement that are not described. All such contracts which are so described in the Prospectus or the Registration Statement to which the Issuer or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Issuer or its Subsidiaries, constitute valid and binding agreements of the Issuer or such subsidiary and are enforceable against the Issuer or such subsidiary in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

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          (G)  CERTAIN TRANSACTIONS.  No relationship, direct or indirect, exists between or among the Issuer or any of its Subsidiaries, on the one hand, and the directors, officers, securityholders, customers or suppliers of the Issuer or any of its Subsidiaries, on the other hand, that is of a character that is required to be described in the Prospectus and the Registration Statement, that is not described.

          (H) DATA. The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Issuer believes to be reliable and accurate in all material respects or represents the Issuer's good faith estimates that are made on the basis of data derived from such sources.

          (ii) INDEPENDENT ACCOUNTANTS. Arthur Andersen LLP, which is reporting upon the audited financial statements and related notes of the Issuer included in the Prospectus and the Registration Statement and the audited financial statements and related notes of Triton Cellular Partners, L.P. included in the Prospectus and the Registration Statement, is an independent public accountant with respect to the Issuer and its Subsidiaries and, to the Issuer's knowledge, with respect to Triton Cellular Partners, L.P. and its subsidiaries, in accordance with the provisions of the Securities Act and the rules and regulations of the Commission thereunder. KPMG LLP, which is reporting upon the audited financial statements and related notes of Atlantic Cellular Company, L.P. included in the Prospectus and the Registration Statement is, to the Company's knowledge, an independent public accountant with respect to Atlantic Cellular Company, L.P. and its subsidiaries, in accordance with the provisions of the Securities Act and the rules and regulations of the Commission thereunder.

          (iii) ACCOUNTING CONTROLS; RECEIPT AND PAYMENT OF FUNDS. The Issuer and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer and its Subsidiaries have not made, and, to the knowledge of the Issuer, no employee or agent of the Issuer or any of its Subsidiaries has made, any payment of the Issuer's funds or its Subsidiaries' funds or received or retained any funds in violation of any applicable law, regulation or rule or that would be required to be disclosed in the Prospectus. Neither the Issuer nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (iv) FINANCIAL STATEMENTS. (A) The financial statements included in the Prospectus, together with the related notes, present fairly (1) the financial position of the Issuer and its consolidated Subsidiaries as of the dates indicated and (2) the results of operations and

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cash flows of the Issuer and its consolidated Subsidiaries, in each case for the periods specified. Such financial statements (1) have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved, subject, in the case of unaudited financial statements, to normal year-end adjustments which shall not be materially adverse to the business, results of operations, financial condition or properties of the Issuer and its consolidated Subsidiaries, taken as a whole and (2) in the case of the consolidated financial statements of the Issuer and its Subsidiaries, are in accordance in all material respects with the books and records of the Issuer and its Subsidiaries. The selected financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus.

          (B) The pro forma financial statements and related notes thereto and other pro forma financial information included in the Prospectus and the Registration Statement present fairly the information shown therein, have been prepared in accordance with the applicable requirements of Regulation S-X promulgated under the Securities Act, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and have been properly compiled on the pro forma bases described therein and, in the opinion of the Issuer, the assumptions used in the preparation thereof are made on a reasonable basis and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein, and the pro forma condensed consolidated financial data reflect adjustments that give effect to events that are factually supportable.

          (C) The historical financial data set forth in the Registration Statement and Prospectus under the captions "Prospectus Summary," "Unaudited Summary Pro Forma Financial and Operating Data," "Selected Financial and Operating Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (i) are in accordance with the books and records of the Issuer and its Subsidiaries; (ii) fairly present, in all material respects, on the basis stated in the Registration Statement and the Prospectus, the results of operations and cash flows of the Issuer and its Subsidiaries and the other information set forth therein and (iii) have been compiled on a basis consistent with that of the audited and unaudited financial statements of the Issuer and its Subsidiaries included in the Registration Statement and the Prospectus. All other historical financial information and historical statistical data of the Issuer and its Subsidiaries set forth in the Registration Statement and the Prospectus are, in all material respects, accurately presented and have been prepared on an accounting basis consistent with the financial statements of the Issuer and its Subsidiaries included in or incorporated by reference in the Registration Statement and the Prospectus.

          (D) No other financial statements are required by Form S-3 other than those included in or incorporated by reference in the Registration Statement and as will be set forth or incorporated by reference in the Prospectus or otherwise to be included in the Registration Statement or the Prospectus.

          (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Prospectus and the Registration Statement, except as otherwise

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stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Issuer or its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) any transaction entered into by the Issuer or any of its Subsidiaries other than in the ordinary course of business or (C) any dividend or distribution of any kind declared, paid or made by the Issuer or any of its Subsidiaries on any class of their respective membership interests, partnership interests or capital stock, as the case may be.

          (vi) ORGANIZATION AND GOOD STANDING OF THE ISSUER. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority under such laws to (A) own, lease and operate its properties and conduct its business as described in the Prospectus and the Registration Statement and (B) enter into and perform its obligations under the Transaction Documents. The Issuer is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

          (vii) SUBSIDIARIES. Schedule 2(a)(vii) attached hereto sets forth each of the Issuer's Subsidiaries (the "Subsidiaries") and its ownership thereof on the date hereof. Each of such Subsidiaries has been duly organized or formed, as the case may be, and is validly existing and in good standing as a corporation, limited liability company or limited partnership, as the case may be, under the laws of the jurisdiction of its organization or formation, as the case may be, and each such entity has all requisite corporate, limited liability company or partnership power and authority, as the case may be, under such laws to own, lease and operate its properties and conduct its business as now conducted and, if applicable, as described in the Prospectus and the Registration Statement. Each of such Subsidiaries, is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

          (viii) CAPITALIZATION. (A) The Issuer. The actual capitalization of the Issuer at September 30, 1999 is as set forth in the Prospectus under the caption "Capitalization" in the "Actual" column. All of the outstanding capital stock of the Issuer has been duly authorized and validly issued, is fully paid and nonassessable, and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any of its articles of incorporation, bylaws or other organizational documents), and was issued free and clear of all interests, mortgages, deeds of trust, pledges, liens, encumbrances or claims (collectively, "Encumbrances"), including restrictions on transferability or voting of such capital stock, except as set forth in the Prospectus. Immediately after the filing of the Junior COD, the Issuer will have a duly authorized capitalization of 15,000,000 shares of Class A Common Stock, par value $.01 per share, 5,000,000 shares of Class B Common Stock, par value $.01 per share, 450,000 shares of Senior Stock, 320,000 shares of Junior Stock, 200,000 shares of Series A Junior Participating Preferred Stock, 50,000 shares of Series B Junior Participating Preferred Stock, and 8,980,000 undesignated shares of capital stock, par value $.01 per share.

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          (B)  SUBSIDIARIES.  All of the outstanding capital stock of the
     Subsidiaries owned by the Issuer as disclosed on SCHEDULE 2(a)(vii) is owned directly by the Issuer, free and clear of any Encumbrances, including restrictions on transferability or voting of such capital stock, has been duly authorized and validly issued, is fully paid and nonassessable and was not issued to or acquired by the Issuer in violation of any preemptive or similar rights of any holder of any interest in such Subsidiaries (whether provided contractually or pursuant to any of its articles of incorporation, bylaws or other organizational documents of such Subsidiaries) except as set forth in the Prospectus and the Registration Statement.


          (C) PAST OFFERINGS. All offers and sales by the Issuer of the Issuer's securities made within the past three years were at all relevant times exempt from the registration requirements of the Securities Act or duly registered under the Securities Act and were duly registered or the subject of an available exemption from the requirements of applicable state securities laws.


          (ix) AUTHORIZATION OF THIS AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as (A) enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law) and (B) the enforceability of any right to indemnification provided herein violates the public policy of any law, rule or regulation.

          (x) AUTHORIZATION OF JUNIOR STOCK. The issuance and delivery of the Junior Stock have been duly authorized by the Issuer. The filing of the Junior COD relating to the Junior Stock has been duly authorized and will have been duly filed prior to the Closing Time. When issued and delivered against payment therefor in accordance with the terms hereof or the Junior COD, the Junior Stock will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights. As of the Closing Time, the Articles of Incorporation of the Issuer by virtue of the Junior COD will set forth the rights, preferences and priorities of the Junior Stock. The certificates for the Junior Stock that are being sold by the Issuer are in due and proper form and holders of such Junior Stock will not be subject to personal liability by reason of being such holders.


          (xi) AUTHORIZATION OF THE JUNIOR EXCHANGE DEBENTURES. The Junior Exchange Debentures have been duly authorized by the Issuer for issuance, subject to further action by the Issuer's board of directors with respect to the due execution and delivery thereof. The Junior Exchange Debentures, when executed by the Issuer and authenticated by the Junior Trustee in accordance with the provisions of the Junior Indenture and delivered upon the exchange of the Junior Stock, (A) will have been duly executed, issued and delivered by the Issuer, (B) will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(C) will be in the form contemplated by, and entitled to the benefits of, the Junior Indenture.

          (xii) AUTHORIZATION OF THE SENIOR STOCK. The issuance and delivery of the Senior Stock have been duly authorized by the Issuer. The filing of the Senior COD relating to the Senior Stock was duly authorized and the Senior COD was filed on May 13, 1998. When issued and delivered against payment therefor in accordance with the terms hereof or the Senior COD, the Senior Stock will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights. As of the date hereof and as of the Closing Time, the Articles of Incorporation of the Issuer by virtue of the Senior COD will set forth the rights, preferences and priorities of the Senior Stock.
The certificates for the Senior Stock that are being sold by the Issuer are in due and proper form and holders of such Senior Stock will not be subject to personal liabilities by reason of being such holders.

          (xiii) AUTHORIZATION OF THE SENIOR EXCHANGE DEBENTURES. The Senior Exchange Debentures have been duly authorized by the Issuer for issuance, subject to further action by the Issuer's Board of Directors with respect to the due execution and delivery thereof. The Senior Exchange Debentures, when executed by the Issuer and authenticated by the Senior Trustee in accordance with the provisions of the Senior Indenture and delivered upon the exchange of the Senior Stock, (A) will have been duly executed, issued and delivered by the Issuer, (B) will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (C) will be in the form contemplated by, and entitled to the benefits of, the Senior Indenture.

          (xiv) AUTHORIZATION OF THE EXCHANGE INDENTURES. Each of the Junior Indenture and the Senior Indenture have been duly authorized by the Issuer, and when duly executed and delivered by the Issuer and the other parties thereto in accordance with the terms thereof, will constitute a valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as (A) enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) the enforceability of any right to indemnification or waiver of usury provided therein violates the public policy of any law, rule or regulation.

          (xv) AUTHORIZATION OF ESCROW AGREEMENT. The Escrow Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as (A) enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law) and (B) the enforceability of any right to indemnification provided herein violates the public policy of any law, rule or regulation.

          (xvi) THE TRITON ACQUISITION. No consent, approval, authorization or order of any court or governmental agency or body (except for such consents, approvals or authorizations as are required by the FCC, relevant state regulatory authorities, and under the HSR Act), is required for the performance by the Issuer of the transactions contemplated by the Triton Acquisition, and the Issuer has no reasonable basis to believe that the transaction contemplated by the Triton Acquisition will not be consummated in accordance with its terms. The Issuer has no reason to believe that any of the representations and warranties made to the Issuer under Section 4 of the Asset Purchase Agreement dated November 6, 1999 by and among Triton Cellular Partners, L.P., Triton Communications, L.L.C., Triton Cellular Alabama 5 License Company, L.L.C. and certain of their affiliates and the Issuer (the "TRITON AGREEMENT") were not true and correct as of the date of the Triton Agreement and will not be true and correct as of the closing date of the Triton Acquisition.

          (xvii) DESCRIPTION OF THE TRANSACTION DOCUMENTS AND OTHER MATTERS. The statements set forth in the Prospectus and the Registration Statement, insofar as such statements purport to summarize certain provisions of the Transaction Documents, the Triton Acquisition and the Credit Facility constitute accurate summaries thereof in all material respects.

          (xviii)   ABSENCE OF DEFAULTS AND CONFLICTS.  Neither the Issuer
nor any of its Subsidiaries is in violation of its respective organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of them is a party or by which any of them may be bound, or to which any of the property or assets of any of them is subject (collectively, "AGREEMENTS AND INSTRUMENTS"), except for such violations or defaults that would not result in a Material Adverse Effect;
and (A) the execution, delivery and performance of this Agreement, the Securities, the Exchange Indentures (if any Exchange Debentures are issued in exchange for Preferred Securities and such exchange does not cause any of the results described in clauses (1) and (2) below), and the Escrow Agreement by the Issuer, and the consummation by the Issuer of the transactions contemplated herein and therein (including the issuance and sale by the Issuer of the Preferred Securities and the use of the proceeds from the sale of the Preferred Securities as described in the Prospectus under the caption "Use of Proceeds" and in accordance with the Escrow Agreement), (B) compliance by the Issuer with its obligations hereunder and under the Securities, (C) compliance by the Issuer with its obligations under the Exchange Indentures (if any Exchange Debentures are issued in exchange for any Preferred Securities and such exchange does not cause any of the results described in clauses (1) and (2) below), (D) compliance by the Issuer with its obligations under the Escrow Agreement and such other agreements to which it is or will be a party in connection with the transactions contemplated by this Agreement, (E) consummation of the Triton Acquisition, (F) the execution, delivery and performance of the Existing Credit Facility or the New Credit Facility, as applicable, and (G) the issuance and sale of the Convertible Preferred will not
(1) whether with or without the giving of notice or the passage of time or both, constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Encumbrance upon any property or assets of any such entity or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or Encumbrances that would not result in a Material Adverse Effect) or (2) result in any violation of (x) the provisions of the respective organizational documents of the Issuer or any of its Subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Issuer or any of its Subsidiaries or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect); PROVIDED, HOWEVER, that any obligation of the Issuer to redeem or offer to repurchase the Preferred Securities (including, without limitation, any Junior Stock Special Redemption) is subject to the restrictions set forth in the Minnesota Business Corporation Act and the terms of the Issuer's Articles of Incorporation, the Credit Facilities, the Senior COD, the Senior Indenture (if the Senior Exchange Debentures are issued), and the Indenture governing the Issuer's 9 5/8% Senior Subordinated Notes due 2008.
As used herein, a "REPAYMENT EVENT" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any such entity or any of its subsidiaries.

          (xix) ABSENCE OF LABOR DISPUTES. No labor dispute with the employees of the Issuer or any of its Subsidiaries exists or, to the knowledge of the Issuer, is threatened that, if such dispute were to occur, in either case may reasonably be expected to result in a Material Adverse Effect, and the Issuer has no actual knowledge of any existing or imminent labor disturbance by the employees of the Issuer's or its Subsidiaries' principal suppliers, contractors or customers that could reasonably be expected to result in a Material Adverse Effect.

          (xx) ABSENCE OF PROCEEDINGS. Except as set forth in the Prospectus and the Registration Agreement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuer, threatened, to which the Issuer or any of its Subsidiaries is a party and which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the validity or enforceability of any material provision of any Transaction Document or the holders of the Securities thereunder or the rights and remedies of the Underwriters or the Exchange Trustees. The aggregate of all pending legal or governmental proceedings that are not described in the Prospectus and the Registration Statement to which the Issuer or any of its Subsidiaries is a party, including ordinary routine litigation incidental to the business of the Issuer or any of its Subsidiaries, could not reasonably be expected to have a Material Adverse
Effect.

          (xxi) POSSESSION OF INTELLECTUAL PROPERTY. The Issuer and its Subsidiaries own or possess, or can acquire on reasonable terms (or have the rights to sue at law or in equity for any infringement of), adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business now carried on by them, except where the failure to own, possess or hold such rights to acquire or sue would not have a Material Adverse Effect; and neither the Issuer nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Issuer or its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xxii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (including, without limitation, the FCC) or quasi-governmental agency (other than (A) under the Securities Act and the rules and regulations thereunder and the securities or "blue sky" laws of any jurisdiction and (B) those that have been obtained and are in full force and effect) is necessary or required on behalf of the Issuer for the issuance, sale and delivery of the Securities, or for the execution, delivery or performance by the Issuer of any Transaction Document, or for the consummation by the Issuer of the transactions contemplated in such documents other than the consummation of the Triton Acquisition.

          (xxiii)   POSSESSION OF LICENSES AND PERMITS.  The Issuer and its
Subsidiaries possess, and, upon consummation of the transactions contemplated under this Agreement, will possess, such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") of the appropriate federal, state, local or foreign regulatory and quasi-regulatory agencies or bodies (including, without limitation, the FCC) necessary to conduct any business now conducted by them and as contemplated to be conducted by them upon consummation of the transactions contemplated under this Agreement or as disclosed in the Prospectus and the Registration Statement, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; and such Governmental Licenses contain no materially burdensome conditions or restrictions not customarily imposed by the FCC on telecommunications operators operating under the same types of licenses as the Issuer and its Subsidiaries. The Issuer and its Subsidiaries are, and upon consummation of the transactions contemplated under this Agreement will be, in substantial compliance with the terms and conditions of all such Governmental Licenses, except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are, and upon consummation of the transactions contemplated under this Agreement will be, valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect, and neither the Issuer nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses or which in any manner otherwise affects or questions the validity or effectiveness thereof, and which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. No event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation or termination of such Governmental Licenses or the imposition of any material adverse restriction or condition thereon or which might result in any other material impairment of the rights of the Issuer or any of its Subsidiaries therein. The Issuer and its Subsidiaries are in compliance with the Communications Act of 1934, as amended, including the Telecommunications Act of 1996, and all statutes, orders, rules, regulations and policies of the FCC relating to or affecting the telecommunications operations of the Issuer and its Subsidiaries, except for such noncompliance as would not have a Material Adverse Effect.

          (xxiv) TITLE TO PROPERTY. The Issuer and its Subsidiaries have title in fee simple to, or a valid leasehold interest in, all their real property and good title to, or a valid leasehold interest in, all of their other properties and assets, free and clear of all Encumbrances, except such as (A) are described in the Prospectus or (B) do not, singly or in the aggregate, have a Material Adverse Effect. All of the leases and subleases material to the business of the Issuer and its Subsidiaries, considered as one enterprise, and under which the Issuer or any Subsidiary holds properties described in the Prospectus and Registration Statement, are in full force and effect, and neither the Issuer nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Issuer or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxv) TAX RETURNS. The Issuer and its Subsidiaries have filed any federal, state, local and foreign income and other material tax returns that are required to be filed by such entities or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such taxes, assessments, fines or penalties that are being contested in good faith and by appropriate proceedings; and adequate charges, accruals or reserves have been provided for in the financial statements referred to in Section 2(a)(iv) above in respect of any federal, state, local and foreign income and other material taxes for all periods as to which the tax liability of the Issuer or its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

          (xxvi) ENVIRONMENTAL LAWS. Except as described in the Prospectus and the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Issuer nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, or rule of common law or any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent, decree or judgment, regulating, or imposing liability concerning, pollution, the protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Issuer and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with such requirements, (C) there are no administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to Environmental Laws pending or threatened against the Issuer or any of its Subsidiaries and (D) the Issuer has no knowledge of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Issuer or any of its Subsidiaries relating to Hazardous Materials or any Environmental
Laws.

          (xxvii)   REGISTRATION RIGHTS.  Except as described in the Prospectus and the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered by the Issuer or any of its Subsidiaries under the Securities Act.

          (xxviii) SOLVENCY. At the date of this Agreement, the Issuer is, and immediately after the Closing Time, the Issuer will be, Solvent. As used herein, the term "SOLVENT" means, with respect to the Issuer, on a particular date, that on such date (A) the fair value of the assets of the Issuer, on a consolidated basis with its Subsidiaries, is greater than the total amount of liabilities (including contingent liabilities) of the Issuer, on a consolidated basis with its Subsidiaries, (B) the present fair salable value of the assets of the Issuer, on a consolidated basis with its Subsidiaries, is greater than the amount that will be required to pay the probable liabilities of the Issuer, on a consolidated basis with its Subsidiaries, on its debts as they become absolute and matured, (C) the Issuer, on a consolidated basis with its Subsidiaries, is able to pay its debts and other liabilities, including contingent obligations, as they mature and (D) the Issuer, on a consolidated basis with its Subsidiaries, is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which it has an unreasonably small capital.

          (xxix) INVESTMENT COMPANY ACT. As of the date of this Agreement, the Issuer is not, and upon the issuance and sale of the Preferred Securities as herein contemplated and the application of the net proceeds as described in the Prospectus and the Registration Statement, the Issuer will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (xxx) MARKET ACTIVITIES. The Issuer has not, directly or indirectly, (A) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Preferred Securities or (B) (x) sold (except pursuant to this Agreement), bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (y) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer.

          (xxxi) ERISA. The Issuer is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Issuer would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (xxxii)   INSURANCE.  The Issuer and each of its Subsidiaries
carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and is customary for companies engaged in similar businesses in similar industries.

   (xxxiii) YEAR 2000 COMPLIANCE. The disclosures in the Registration Statement and Prospectus related to Year 2000 compliance comply in all material respects with the requirements of SEC Release 33-7558.

          (b) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Issuer or any of its Subsidiaries and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Issuer to the Underwriters as to the matters covered thereby.

     Section 3. PURCHASE, SALE AND RESALE OF THE SECURITIES; CLOSING; REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. (a) SECURITIES. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Issuer agrees to sell to the Underwriters, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuer, at the price set forth in SCHEDULE B, the aggregate principal amount of Preferred Securities set forth in SCHEDULE A opposite the name of such Underwriter, plus any additional amount of Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 13 hereof.

          (b) PAYMENT. Payment of the purchase price for, and delivery of, the Securities shall be made at such place as shall be agreed upon by the Issuer and the Underwriters, at 9:00 A.M., New York time, on the third business day after the date hereof, unless postponed in accordance with the provisions of Section 13 (such date and time of payment and delivery being herein called the "CLOSING TIME").

          Payment shall be made to the Issuer by wire transfer of IMMEDIATELY AVAILABLE FUNDS to a bank account designated by the Issuer, against delivery to TD Securities for the respective accounts of the Underwriters of certificates for the Preferred Securities to be purchased by them. It is understood that First Union has authorized TD Securities, for its account, to accept delivery of, and receipt for, and make payment of the purchase price for, the Preferred Securities which it has agreed to purchase. TD Securities, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by First Union whose funds have not been received by the Closing Time, but such payment shall not relieve First Union from its obligations hereunder.

          (c) TERMS OF PUBLIC OFFERING. The Issuer is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Preferred Securities as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Preferred Securities upon the terms set forth in the Prospectus.

          (d) DENOMINATIONS; REGISTRATION. Certificates for the Preferred Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The certificates representing the Preferred Securities shall be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

          (e)  QUALIFIED INDEPENDENT UNDERWRITER.  The Issuer hereby confirms
its engagement of                        as a "qualified independent
underwriter" within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Preferred Securities.
                      , solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU." As compensation for the services of the QIU hereunder, TD Securities agrees to pay the QIU $_________ at the Closing Time. The price at which the Preferred Securities will be sold to the public shall not be higher than the maximum
price recommended by                      acting as QIU.

     Section 4. CERTAIN COVENANTS OF THE ISSUER. The Issuer covenants with the Underwriters as follows:

          (a) PROSPECTUS COPIES. Prior to 10:00 AM, New York City time, on the first business day after the date of this Agreement, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales of any Preferred Securities by an Underwriter or a dealer, the Issuer will promptly deliver to the Underwriters (without charge) such number of copies of the Prospectus, as it may then be amended or supplemented, or the preliminary prospectus, as it may then be amended or supplemented in such cities, as the Underwriters may from time to time reasonably request.

          (b) REGISTRATION STATEMENT COPIES. The Issuer will promptly deliver to TD Securities three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and any other document required to be filed with the Commission in connection with the offering and sale of the Preferred Securities, and to furnish to TD Securities and each Underwriter designated by TD Securities such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as TD Securities may reasonably request.

          (c) NOTICE AND EFFECT OF MATERIAL EVENTS. The Issuer will as soon as is practicable notify each Underwriter, and confirm such notice in writing, of (x) any filing made by the Issuer of information relating to the offering of the Preferred Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction and (y) prior to the completion of the distribution of the Preferred Securities by the Underwriters as determined by TD Securities, any material changes in or affecting the condition, financial or otherwise, the earnings, business affairs or business prospects of the Issuer and its Subsidiaries which (i) make any statement of any material fact made in the Prospectus or the Registration Statement materially false or misleading or (ii) are not disclosed in the Prospectus or the Registration Statement. If, during the period referred to in subsection (a) of this Section 4 above, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Issuer, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or if, in the opinion of counsel for the Underwriters or counsel for the Issuer, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Issuer, at its own expense, will promptly prepare such amendment or supplement as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances then existing, be misleading or so that such Prospectus as so amended or supplemented will comply with applicable law, as the case may be, and furnish the Underwriters, along with any documents incorporated by reference therein which have not been previously delivered, such number of copies in such cities as they may reasonably rquest (and the Underwriters will, upon receiving notice from the Issuer to do so, suspend use of the Prospectus, until such time as they shall have received such copies of the amended or supplemented Prospectus).

          (d) AMENDMENT TO PROSPECTUS AND SUPPLEMENTS. The Issuer will advise each Underwriter promptly of any proposal to amend or supplement the Prospectus and will not effect such amendment or supplement without the consent of the Underwriters (except to the extent that any such amendment or supplement objected to is necessary, in the judgment of counsel to the Issuer, to make the statements made in the Prospectus, in the light of the circumstances under which they were made, not misleading). Neither the consent of the Underwriters, nor the Underwriters' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 6 hereof. Concurrently with the delivery of any Prospectus amendments or supplements, the Issuer shall deliver to each of the Underwriters, with respect to such Prospectus amendments or supplements, documents similar to those referred to in Sections 6(a) (with respect to information presented and statements contained in the Prospectus, as amended or supplemented, and compliance with securities laws), 6(d) and 4(b).

          (e) QUALIFICATION OF PREFERRED SECURITIES FOR OFFER AND SALE. The Issuer will use its best efforts, in cooperation with the Underwriters, to qualify the Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate and maintain such qualifications in effect as long as required for the sale of the Preferred Securities; PROVIDED, HOWEVER, that the Issuer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (f) RATING OF SECURITIES. The Issuer shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc., and Moody's Investors Service Inc., to provide their respective credit ratings of the Preferred Securities.

          (g) DTC. The Issuer will use its reasonable efforts in cooperation with the Underwriters to obtain the necessary approvals for the Preferred Securities to be eligible for clearance and settlement through DTC.

          (h) USE OF PROCEEDS. The Issuer will apply the net proceeds that it receives from the offer and sale of the Preferred Securities issued by the Issuer in the manner set forth in the Prospectus under the heading "Use of Proceeds" and in accordance with the terms of the Escrow Agreement.

          (i) RESTRICTION ON SALE OF SECURITIES. For a period of 90 days after the date of the Prospectus, the Issuer will not, without the prior written consent of TD Securities, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other securities that are substantially similar to the Junior Stock or Senior Stock or securities that are exchangeable for or convertible into the Junior Stock or Senior Stock. The Issuer also agrees not to file any registration statement with respect to any shares of Senior Stock or Junior Stock or any securities convertible into or exercisable or exchangeable for such Preferred Securities for a period of 90 days after the date of the Prospectus without the prior written consent of TD Securities.

          (j) TERMS OF PREFERRED SECURITIES. The Issuer agrees to comply with the covenants and terms set forth in SCHEDULE B.

          (k) BEST EFFORTS. The Issuer agrees to use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Issuer prior to the Closing Time and to satisfy all conditions precedent to the delivery of the Preferred Securities.

     Section 5.  PAYMENT OF EXPENSES.  (a)   EXPENSES.  Whether or not any
sale of the Preferred Securities is consummated, the Issuer will pay and bear all costs and expenses incident to the performance of its and any of its respective Subsidiaries' obligations under any Transaction Document, including (i) all fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) the transfer and delivery of the Preferred Securities to the Underwriters, including any transfer or other taxes payable thereon,
(iii) the fees and disbursements of the Issuer's counsel and accountants,
(iv) the qualification of the Preferred Securities under the applicable U.S. securities laws in accordance with Section 4(e) hereof and any filing for review of the offering with the National Association of Securities Dealers, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any "blue sky" or legal investment memoranda, (v) any fees charged by rating agencies for rating any of the Securities, (vi) any fees and expenses of the Exchange Trustees, including any fees and disbursements of counsel for the Exchange Trustees in connection with the Exchange Debentures and the Preferred Securities, (vii) the cost of preparing certificates representing the Preferred Securities, (viii) any fees and expenses of the Escrow Agent, including any fees and disbursements of counsel for the Escrow Agent in connection with the Escrow Agreement, (ix) the fees and expenses of the QIU (including the fees and disbursements of counsel to the QIU, and (x) all other costs and expenses incident to the performance of the Issuer's obligations hereunder that are not otherwise specifically provided for in this Section; PROVIDED, that except as specifically provided herein, the Issuer will not be obligated to pay the costs and expenses of counsel for the Underwriters.

          (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or 12(a)(i), the Issuer shall reimburse the Underwriters for all of their documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

     Section 6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Preferred Securities that they have agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Issuer contained herein and in certificates of any officer of the Issuer and any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder, and to the following further conditions:

          (a) OPINION OF COUNSEL FOR THE ISSUER. At the Closing Time, the Underwriters shall have received a favorable opinion, dated as of the Closing Time, of the following counsel for the Issuer, in form and substance satisfactory to counsel for the Underwriters: (i) Moss & Barnett, A Professional Association, counsel for the Issuer, to the effect set forth in EXHIBIT A-1 hereto and to such further effect as counsel for the Underwriters may reasonably request (in giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Minnesota and the federal law of the United States upon the opinions of counsel satisfactory to the Underwriters), (ii) Lukas, Nace, Gutierrez & Sachs, Chartered, special regulatory counsel for the Issuer, to the effect of the regulatory matters set forth in EXHIBIT A-2 hereto and to such further effect as counsel for the Underwriters may reasonably request, (iii) Moss & Barnett, A Professional Association, Minnesota regulatory counsel for the Issuer, to the effect of the regulatory matters set forth in EXHIBIT A-3 hereto and to such further effect as counsel for the Underwriters may reasonably request and (iv) Mayer, Brown & Platt, special New York counsel for the Issuer to the effect set forth in EXHIBIT A-4 hereto, and to such further effect as counsel for the Underwriters may reasonably request. Each such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuer and its Subsidiaries (and other affiliates) and certificates of public officials.

          (b) OPINION OF COUNSEL FOR THE UNDERWRITERS. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Paul, Hastings, Janofsky & Walker LLP, counsel for the Underwriters, to the effect set forth in EXHIBIT D hereto.

          (c) OFFICERS' CERTIFICATES. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Issuer and of the chief financial or chief accounting officer of the Issuer, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 2 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time (except for those representations and warranties that are expressly made as of a certain date) and (iii) the Issuer has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Time.

          (d) ACCOUNTANTS' COMFORT LETTERS. At the time of the execution of this Agreement, TD Securities shall have received from Arthur Andersen LLP, independent public accountants for the Issuer and Triton Cellular Partners, L.P., a letter to the Underwriters dated the date hereof, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Prospectus.

          (e) BRING-DOWN COMFORT LETTERS. At the Closing Time, TD Securities shall have received from Arthur Andersen LLP, independent public accountants for the Issuer and Triton Cellular Partners, L.P., a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (d) of this Section, except that the specified dates referred to shall be a date not more than three (3) business days prior to the Closing Time, together with signed or reproduced copies of such letter for the other Underwriters.

          (f) MAINTENANCE OF RATING. At the Closing Time, since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Senior Stock, the Junior Stock or any of the Issuer's debt securities, including the Issuer's 9 5/8% Senior Subordinated Notes by any "nationally recognized statistical rating organization," as that term is defined by the Commission in Rule 436(g)(2) under the Securities Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuer's securities.

          (g) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may require for the purpose of enabling them to pass upon the matters referred to in Section 6(b) and in order to evidence (i) the accuracy and completeness of any of the representations, warranties or statements of the Issuer in this Agreement, (ii) the performance of the covenants of the Issuer in this Agreement or (iii) the fulfillment of the conditions herein contained and all proceedings taken by the Issuer at or prior to the Closing Time in connection with the authorization, issuance and sale of the Preferred Securities as contemplated in this Agreement. Such documents, certificates and opinions shall be satisfactory in form and substance to the Underwriters and to counsel for the Underwriters.

          (h) EXECUTION AND DELIVERY OF AGREEMENTS. At or prior to the Closing Time, (i) the Escrow Agreement, in form attached hereto as EXHIBIT B and (ii) the Certificates of Designation, in form and substance reasonably satisfactory to the Underwriters, shall have been duly executed and delivered by the Issuer and be in full force and effect.

          (i) SOLVENCY CERTIFICATE. At the Closing Time, the Underwriters shall have received a solvency certificate of the Issuer's chief financial officer, in form and substance reasonably satisfactory to the Underwriters and dated as of the Closing Time.

          (j)  TERMINATION OF AGREEMENT.  If any condition specified in this
Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Issuer at any time at or prior to the Closing

Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 2, 7, 8, 9, 10 and 11 shall survive any such termination and remain in full force and effect.

          (k) ATLANTIC FINANCIAL DATA CERTIFICATE AND BRING DOWN. At the time of execution of this Agreement, the Underwriters shall have received from the chief executive officer and the chief financial officer of the Issuer a certificate as of the date hereof in respect of certain financial data regarding Atlantic Cellular Company, L.P. included in the Prospectus in the form attached hereto as EXHIBIT C. At the Closing Time, the Underwriters shall have received from such officers a certificate to the effect that they reaffirm as of the Closing Time the statements made in the certificate referred to in the preceding sentence, with any reference in such bring down certificate to "the date hereof" or any similar reference being brought forward to the date of such bring down certificate.

     Section 7. INDEMNIFICATION OF UNDERWRITERS AND THE ISSUER. (a) INDEMNIFICATION OF UNDERWRITERS. The Issuer agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission or any such alleged untrue statement or omission; PROVIDED, that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Issuer; and

          (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by TD Securities), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Issuer by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus; PROVIDED FURTHER, that with respect to any such untrue statement contained in or omission from any preliminary prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter or any Person controlling such Underwriter on account of any loss, claim, damage, liability or action arising from the sale of any Preferred Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person at or prior to the written confirmation of such sale, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the Prospectus and the Prospectus was made available to that Underwriter prior to the sale of the Preferred Securities.

          (b) INDEMNIFICATION OF ISSUER. Each Underwriter severally agrees to indemnify and hold harmless the Issuer, its directors, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter through TD Securities expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

          (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by TD Securities (subject to the approval of the Issuer, which shall not be unreasonably withheld), and, in the case of parties indemnified pursuant to
Section 7(b) above, counsel to the indemnified parties shall be selected by the Issuer (subject to the approval of TD Securities, which shall not be unreasonably withheld). An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel and the indemnifying party is obligated to reimburse the indemnified party under the foregoing provisions of this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) above effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     Section 8. CONTRIBUTION BETWEEN UNDERWRITERS AND THE ISSUER. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Issuer on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Issuer and the total discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate "Price to Investors" of the Preferred Securities as set forth on such cover.

          The relative fault of the Issuer on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities purchased by it and sold pursuant to the terms of this Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Issuer, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Preferred Securities set forth opposite their respective names in SCHEDULE A hereto and not joint.

     Section 9. INDEMNIFICATION OF QIU. (a) INDEMNIFICATION. The Issuer agrees to indemnify and hold harmless the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or related to (A) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading and (B) the QIU's activities as QIU under its engagement pursuant to Section 3 hereof, except in the case of this clause (B) insofar as any such loss, liability, claim, damage or expense is found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted solely from the willful misconduct or gross negligence of the QIU;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED, that (subject to Section 9(c) below) any such settlement is effected with the written consent of the Issuer; and

          (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by the QIU), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above.

          (b) ACTIONS AGAINST PARTIES; NOTIFICATION. In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 9(a) above (the "QIU INDEMNIFIED PARTY"), the QIU Indemnified Party shall give notice as promptly as reasonably practicable to the Issuer of any such action, but failure to so notify shall not relieve the Issuer from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(a) above, counsel to the QIU Indemnified Parties shall be selected by the QIU (subject to the approval of the Issuer, which shall not be unreasonably withheld). The Issuer may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that in such circumstance counsel to the Issuer shall not (except with the consent of the QIU Indemnified Party) also be counsel to the Issuer. In no event shall the Issuer be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all QIU Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Issuer shall not, without the prior written consent of the QIU Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 hereof (whether or not the QIU Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each QIU Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any QIU Indemnified Party.

          (c) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time a QIU Indemnified Party shall have requested that the Issuer reimburse the QIU Indemnified Party for fees and expenses of counsel and the Issuer is obligated to reimburse the QIU Indemnified Party under the foregoing provisions of this Section 9, the Issuer agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) above effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Issuer of the aforesaid request, (ii) the Issuer shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Issuer shall not have reimbursed such QIU Indemnified Party in accordance with such request prior to the date of such settlement.

     Section 10. CONTRIBUTION BETWEEN THE QIU AND THE ISSUER. If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless a QIU Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Issuer shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such QIU Indemnified Party, as incurred,

(i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the QIU on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and of the QIU on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Issuer on the one hand and the QIU on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Issuer (as set forth on the cover of the Prospectus) and the fee received by the QIU pursuant to Section 3 hereof, bear to the sum of such total net proceeds and such fee.

          The relative fault of the Issuer on the one hand and the QIU on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the QIU's activities as QIU under its engagement pursuant to Section 3 hereof involved any willful misconduct or gross negligence on the part of the QIU.

          The Issuer and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by a QIU Indemnified Party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such a QIU Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 10, the QIU shall not be required to contribute any amount in excess of the amount by which the fee received by the QIU pursuant to Section 3 hereof exceeds the amount of any damages which such QIU has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 10, each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the QIU.

     Section 11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, indemnities, agreements and other statements of the Issuer or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Issuer, and will survive delivery of the Preferred Securities to the Underwriters.

     Section 12. TERMINATION OF AGREEMENT. (a) TERMINATION; GENERAL. The Underwriters may terminate this Agreement, by notice to the Issuer, at any time at or prior to the Closing Time (i) if there has been, since the time of the execution of this Agreement or the respective dates as of which information is given in the Prospectus, any event or condition which would result in a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which, in the judgment of TD Securities, is to make it impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of the Issuer has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by such system or by order of the Commission, NASD or any other governmental authority, in each case, the effect of which is such as to make it, in the judgment of TD Securities, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iv) if a banking moratorium has been declared by either Federal, New York or Minnesota authorities.

          (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except as to the extent provided in Section 5; PROVIDED that the provisions of Sections 2, 7, 8, 9, 10 and 11 shall remain in full force and effect.

     Section 13. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail, at the Closing Time, to purchase the Preferred Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), TD Securities shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriter, to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth; if, however, TD Securities shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action pursuant to this Section 13 shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either TD Securities or the Issuer shall have the right to postpone the Closing Time for a period not exceeding seven (7) days in order to effect any required changes in the Prospectus or the Registration Statement or in any other documents or arrangements.

     Section 14. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to TD Securities at 31 West 52nd Street, New York, New York 10019-6101, Attention: Gordon Paris, and notices to the Issuer shall be directed to the Issuer at 3905 Dakota Street SW, Alexandria, Minnesota 56308, Attention: President, with copies to Moss & Barnett, A Professional Association, Attention: Deanne M. Greco, 4800 Norwest Center, Minneapolis, Minnesota 55402.

     Section 15. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the QIU and the Issuer and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the QIU and the Issuer and their respective successors and the controlling persons and officers and directors referred to in Sections 7, 8, 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the QIU and the Issuer and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 16. NOTICE OF COMPLETION OF DISTRIBUTION. After the Closing Time, the Underwriters shall:

          (i) use their best efforts to complete the distribution of the Preferred Securities as promptly as possible; and

          (ii) give prompt written notice to the Issuer when, in the opinion of the Underwriters, they have completed distribution of the Preferred Securities.

     Section 17. AUTHORITY OF LEAD UNDERWRITER. TD Securities is hereby authorized by the other Underwriter to act on its behalf and the Issuer shall be entitled to and shall act on any notice given in accordance with Section 14 or any agreement entered into by or on behalf of the Underwriters by TD Securities which represents and warrants that it has irrevocable authority to bind the Underwriters, except in respect of any consent to a settlement pursuant to
Section 7(c), which consent shall be given by the indemnified party thereunder, a notice of termination pursuant to Section 12, which notice may be given by any of the Underwriters, or any waiver of any condition set forth in Section 6, which waiver must be signed by all of the Underwriters. TD Securities shall consult with the other Underwriter concerning any matter in respect of which it acts as representative of the Underwriters.

     Section 18. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PROVISIONS). SPECIFIED TIMES OF THE DAY REFER TO NEW YORK CITY TIME.

     Section 19. EFFECT OF HEADINGS. The Section and other headings herein are for convenience only and shall not affect the construction hereof.

     Section 20. COUNTERPARTS. This Agreement may be executed in one or more counterparts and in separate counterparts and, when this Agreement has been executed by each party in multiple or separate counterparts, all such counterparts taken together shall constitute one and the same agreement.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          If the foregoing is in accordance with the Underwriters' understanding of our agreement, please sign and return a counterpart hereof to the Issuer, whereupon this instrument will become a binding agreement among the Issuer and the Underwriters in accordance with its terms.


                                        Very truly yours,

                                        RURAL CELLULAR CORPORATION

                                        By:
                                           -----------------------------------
                                             Name:
                                             Title:

Confirmed and accepted as of
   the date first above written:

TD SECURITIES (USA) INC.

By:
   ---------------------------------
     Name:
     Title:


FIRST UNION SECURITIES, INC.

By:
   ---------------------------------
     Name:
     Title:



------------------------------------,
as Qualified Independent Underwriter


By:
   ---------------------------------
     Name:
     Title:

                                     SCHEDULE A


                             Number of Shares of      Number of Shares of
                             Junior Exhangeable       Senior Exhangeable
                               Preferred Stock          Preferred Stock
     Underwriters              to be Purchased          to be Purchased
----------------------------------------------------------------------------

TD Securities ( USA) Inc.

First Union Securities, Inc.

      Total                        110,000                  25,000



                                     SCHEDULE B

A.   SENIOR EXCHANGEABLE PREFERRED STOCK

  1. The initial price of the Senior Stock shall be 100% of the liquidation preference (as applicable) thereof, plus accrued interest or dividends (as
     applicable) , if any, from            , 2000.  If the Closing Time is after
     such date, the price will be adjusted for accumulated dividends between such date and the Closing Time.

  2. The purchase price to be paid by the Underwriters for the Senior Stock shall be 97.25% of the aggregate liquidation preference of the Senior Stock.

  3. Dividends will accrue on the Senior Stock at an annual rate of 11 3/8% per annum and will be payable on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 1998.

  4. The redemption prices to be supplied in the Prospectus under the caption "Description of Senior Exchangeable Preferred Stock and Exchange Debentures
     - Senior Exchangeable Preferred Stock - Optional Redemption" (and correspondingly supplied in the Senior COD) shall be (or are, as applicable) after May 15 of the years appearing below:


                                                    REDEMPTION
                     YEAR                             PRICE
                     --------------------       -------------------
                     2003                            105.688%
                     2004                            104.266%
                     2005                            102.844%
                     2006                            101.422%
                     2007 and thereafter             100.000%


  5. The redemption prices to be supplied in the Prospectus under the caption "Description of Senior Exchangeable Preferred Stock and Exchange Debentures
     - Exchange Debentures - Optional Redemption" (and correspondingly supplied in the Senior Indenture) shall be (or are, as applicable) on or after May 15 of the years appearing below:


                                                    REDEMPTION
                     YEAR                             PRICE
                     --------------------       -------------------
                     2003                            105.688%
                     2004                            104.266%
                     2005                            102.844%
                     2006                            101.422%
                     2007 and thereafter             100.000%


  6. The redemption price to be supplied in the Prospectus under the caption "Description of Senior Exchangeable Preferred Stock and Exchange Debentures
     - Senior Exchangeable Preferred Stock - Optional Redemption" with respect to the redemption of Senior Stock from the net cash proceeds of a Qualifying Event (and correspondingly supplied in all other places in the Prospectus where such redemption price is referenced and in the Senior COD) shall be (or are, as applicable) 111.375%.

  7. The redemption price to be supplied in the Prospectus under the caption "Description of Senior Exchangeable Preferred Stock and Exchange Debentures
     - Senior Exchange Debentures - Optional Redemption" with respect to the redemption of Senior Exchange Debentures from the net cash proceeds of a Qualifying Event (and correspondingly supplied in all other places in the Prospectus where such redemption price is referenced and in the Exchange Indentures) shall be (or are, as applicable) 111.375%.

B.   JUNIOR EXCHANGEABLE PREFERRED STOCK

  1. The initial price of the Junior Stock shall be 100% of the liquidation preference (as applicable) thereof, plus accrued interest or dividends (as
     applicable), if any, from               , 2000.

  2. The purchase price to be paid by the Underwriters for the Junior Stock shall be 97.25% of the aggregate liquidation preference of the Junior Stock.

  3. Dividends will accrue on the Junior Stock at an annual rate of       % per
     annum and will be payable on           ,           ,            and
     of each year, commencing on               , 2000.

  4. The redemption prices to be supplied in the Prospectus under the caption "Description of Junior Exchangeable Preferred Stock and Exchange Debentures
     - Junior Exchangeable Preferred Stock - Optional Redemption" (and
     correspondingly supplied in the Junior COD) shall be on or after      of
     the years appearing below:


                                                    REDEMPTION
                     YEAR                             PRICE
                     --------------------       -------------------
                     2005                                   %
                     2006                                   %
                     2007                                   %
                     2008                                   %
                     2009 and thereafter             100.000%


  5. The redemption prices to be supplied in the Prospectus under the caption "Description of Junior Exchangeable Preferred Stock and Exchange Debentures
     - Exchange Debentures - Optional Redemption" (and correspondingly supplied
     in the Junior Indenture) shall be on or after           of the years
     appearing below:


                                                    REDEMPTION
                     YEAR                             PRICE
                     --------------------       -------------------
                     2005                                    %
                     2006                                    %
                     2007                                    %
                     2008                                    %
                     2009 and thereafter                     %


  6. The redemption price to be supplied in the Prospectus under the caption "Description of Junior Exchangeable Preferred Stock and Exchange Debentures
     - Junior Exchangeable Preferred Stock - Optional Redemption" with respect to the redemption of Junior Stock from the net cash proceeds of a Qualifying Event (and correspondingly supplied in all other places in the Prospectus where such redemption price is referenced and in the Junior COD)
     shall be           %.

  7. The redemption price to be supplied in the Prospectus under the caption "Description of Junior Exchangeable Preferred Stock and Exchange Debentures
     - Junior Exchange Debentures - Optional Redemption" with respect to the redemption of Junior Exchange Debentures from the net cash proceeds of a Qualifying Event (and correspondingly supplied in all other places in the Prospectus where such redemption price is referenced and in the Exchange
     Indentures) shall be         %.

                                 SCHEDULE 2(a)(vii)
                                    SUBSIDIARIES

Wholly owned Subsidiaries:

     RCC Minnesota, Inc., a Minnesota corporation

     RCC Paging, Inc., a Minnesota corporation

     RCC Network, Inc., a Minnesota corporation

     RCC Holdings, Inc., a Minnesota corporation

     RGI Group, Inc., a Minnesota corporation

     RCC Atlantic Long Distance, Inc., a Minnesota corporation

     RCC Atlantic, Inc., a Minnesota corporation

     TLA Spectrum, LLC, a Minnesota limited liability company

     RCC Transport, Inc., a Minnesota corporation

     MRCC, Inc., a Maine corporation

     Western Maine Cellular, Inc., a Maine corporation

Partially owned Subsidiaries:

     Cellular 2000, Inc., a Minnesota corporation
          (50.00% ownership)

     Wireless Alliance, LLC, a Minnesota limited liability company
          (70.00% ownership)